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                                                                     Exhibit 4.1

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           SPECIMEN STOCK CERTIFICATE OF WEST SUBURBAN BANCORP, INC.

                 Authorized shares 15,000,000 without par value

This Certifies that ____________________________________ is the owner of
____________________________________ full paid and non-assessable
                  COMMON SHARES OF WEST SUBURBAN BANCORP, INC., transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation,

this _________________ day                             of______________A.D._____

                                     [SPECIMEN]
__________________________                             _________________________
               SECRETARY                                            PRESIDENT

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FOR VALUE RECEIVED, _______ hereby sell, assign and transfer unto ______________
________________________________________________________________________________
Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________________________
Attorney to transfer the said Shares on the books of the within named
Corporation with full power of substitution in the premises.

     Dated_______________ 19__

     IN PRESENCE OF

__________________________                             _________________________



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                            THIS SPACE IS NOT TO BE
                               COVERED IN ANY WAY
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